Exhibit 99.1

Press Release

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces Operating Results for the Third Quarter of 2021
EXTON, Pa. – November 9, 2021 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its third quarter and nine months ended September 30, 2021.

Third Quarter 2021 Financial Results:

•GAAP total revenues were $248.5 million, and adjusted total revenues were $251.4 million, up 23.7% year-over-year;
•GAAP subscriptions revenues were $212.2 million, and adjusted subscriptions revenues were $215.1 million, up 24.0% year-over-year;
•Last twelve-month recurring revenues were $786.1 million, up 15.1% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate was 106% (calculated under Topic 606), compared to 110% (calculated under Topic 605) for the same period last year;
•Last twelve-month account retention rate was 98% (calculated under Topic 606), compared to 98% (calculated under Topic 605) for the same period last year;
•Annualized Recurring Revenue (“ARR”) was $903.8 million as of September 30, 2021, representing a constant currency ARR growth rate of 26% from September 30, 2020;
•GAAP operating loss was $40.4 million, compared to GAAP operating income of $5.3 million for the same period last year. The third quarter of 2021 GAAP operating loss was due to a one-time compensation charge of $90.7 million resulting from a modification of our deferred compensation plan;
•GAAP net loss was $50.1 million, compared to GAAP net income of $5.8 million for the same period last year. GAAP net loss per diluted share was $0.16, compared to GAAP net income per diluted share of $0.02 for the same period last year. The third quarter of 2021 GAAP net loss was due to a one-time compensation charge of $83.4 million, net of tax, resulting from a modification of our deferred compensation plan;

•Adjusted Net Income was $56.3 million, compared to $51.4 million for the same period last year. Adjusted Net Income per diluted share was $0.17 compared to $0.17 for the same period last year;
•Adjusted EBITDA was $84.5 million, compared to $73.7 million for the same period last year. Adjusted EBITDA margin was 33.6%, compared to 36.2% for the same period last year;
•Cash flow from operations was $58.4 million, compared to $39.8 million for the same period last year.
Nine Months Ended September 30, 2021 Financial Results:

•GAAP total revenues were $693.4 million, and adjusted total revenues were $697.3 million, up 19.7% year-over-year;
•GAAP subscriptions revenues were $585.8 million, and adjusted subscriptions revenues were $589.7 million, up 17.6% year-over-year;
•GAAP operating income was $47.4 million, compared to $95.9 million for the same period last year. The nine months ended September 30, 2021 GAAP operating income includes a one-time compensation charge of $90.7 million resulting from a modification of our deferred compensation plan;
•GAAP net income was $51.8 million, compared to $74.6 million for the same period last year. GAAP net income per diluted share was $0.16, compared to $0.25 for the same period last year. The nine months ended September 30, 2021 GAAP net income includes a one-time compensation charge of $83.4 million, net of tax, resulting from a modification of our deferred compensation plan;
•Adjusted Net Income was $195.0 million, compared to $140.5 million for the same period last year. Adjusted Net Income per diluted share was $0.62 compared to $0.47 for the same period last year;
•Adjusted EBITDA was $236.8 million, compared to $189.0 million for the same period last year. Adjusted EBITDA margin was 34.0%, compared to 32.4% for the same period last year;
•Cash flow from operations was $207.4 million, compared to $176.0 million for the same period last year.
Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”

“Our third-quarter operating results continued to track consistently with last quarter’s qualitative observations and with the expectations for full-year 2021 presented then. Significantly, BSY’s investments since 2020 in our new User Success organization (now numbering about 600 colleagues) and in our Virtuosity inside-sales group (now over 200 colleagues focused on SMB new business), seem to have served effectively to strengthen our underlying growth rate of business performance. While the industrial / resources ‘CAPEX’ downturn remains an enduring headwind globally, we do begin to discern new business improvement, presumably due to an energy price rebound, in regions dependent on such revenue sources,” said CEO Greg Bentley.

“With infrastructure spending increases anticipated, including pursuant to legislation finally advancing in the U.S., public works / utility sector, participants everywhere are fully anticipating hiring challenges and are acknowledging that going digital is ever more necessary to sustain growth, and infrastructure resilience and adaptation. The executive promotions that BSY has announced today, along with a carefully considered change to our deferred compensation plan for certain key executives of long standing, reflect our own prioritization of top talent retention and development,” he concluded.

Third Quarter 2021 Financial Developments:

In August 2021, our Board of Directors approved an amendment to our unfunded Nonqualified Deferred Compensation Plan (the “DCP”), which offered to certain active executives in the DCP a one‑time, short‑term election to reallocate a limited portion of their DCP holdings from phantom shares of the Company’s Class B Common Stock into other DCP phantom investment funds. This one-time reallocation opportunity was offered only to certain active executives (but not to Directors or Bentley family members) in order to encourage retention, as otherwise these executives could only have materially diversified their investments in Company equity (primarily held in the DCP) by voluntarily terminating employment to trigger DCP distributions. These executives in aggregate accordingly diversified 24% of their phantom shares of the Company’s Class B Common Stock. This resulted in a reduction of 1,500,000 shares in both the basic and diluted count of Company shares.

While DCP participants’ investments in phantom shares remain equity classified, as they will be settled in shares of Class B Common Stock upon eventual distribution, the amendment and elections resulted in a change to liability classification for the reallocated phantom investments, as they will be settled in cash upon eventual distribution. As a result, during the three and nine months ended September 30, 2021, the Company recognized a one‑time compensation charge of $90.7 million to Deferred compensation plan expenses in the consolidated statements of operations and reclassified cumulative compensation cost of $4.7 million from Additional paid-in capital to Accruals and other current liabilities or Deferred compensation plan liabilities in the consolidated balance sheet to record the reallocated deferred compensation plan liabilities at their fair value of $95.5 million.

Subsequent to the one-time reallocation, these diversified deferred compensation plan liabilities will be marked to market at the end of each reporting period, with changes in the liabilities recorded as an expense (income) to Deferred compensation plan in the consolidated statements of operations.

Operating Results Call Details

Bentley Systems will host a live Zoom video webinar on November 9, 2021 at 8:15 a.m. EST to discuss operating results for its third quarter and nine months ended September 30, 2021.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://zoom.us/webinar/register/WN_m9k8Z07RTJGKt7iv-maurQ. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at
https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Definitions of Certain Key Business Metrics

Definitions of the non‑GAAP financial measures used in this operating results press release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.” Certain non‑GAAP measures included in our financial outlook are not being reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‑looking basis. The Company is unable to reconcile these forward‑looking non‑GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected for these periods not to impact the non‑GAAP measures, but would impact GAAP measures. Such unavailable information, which could have a significant impact on the Company’s GAAP financial results, may include stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items.

Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.

Constant Currency Metrics

In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.

•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. Prior to the year ended December 31, 2020, the recurring revenues dollar‑based net retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.
•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period. Prior to the year ended December 31, 2020, the account retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.
•Our constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis. Our ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenue as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year.
Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated adjusted total revenues, adjusted subscriptions revenues, adjusted cost of subscriptions and licenses, adjusted cost of services, adjusted research and development, adjusted selling and marketing, adjusted general and administrative, adjusted income from operations, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results and prospects period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10‑Q to be filed with the United States Securities and Exchange Commission.

We calculate these non‑GAAP financial measures as follows:

•Adjusted total revenues is determined by adding back to GAAP total revenues the fair value adjustment of acquired deferred revenues for the respective periods;
•Adjusted subscriptions revenues is determined by adding back to GAAP subscriptions revenues the fair value adjustment of acquired deferred revenues for the respective periods;
•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, and realignment expenses, for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted income from operations is determined by adding back to GAAP operating (loss) income, amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, and expenses associated with initial public offering (“IPO”) for the respective periods;
•Adjusted Net Income is defined as net (loss) income adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, expenses associated with IPO, other non‑operating (income) expense, net, the tax effect of the above adjustments to net (loss) income, and (income) loss from investment accounted for using the equity method, net of tax. The tax effect of adjustments to net (loss) income is based on the estimated marginal effective tax rates in the jurisdictions impacted by such adjustments;
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares;
•Adjusted EBITDA is defined as net (loss) income adjusted for interest expense, net, provision (benefit) for income taxes, depreciation and amortization, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, expenses associated with IPO, other non‑operating (income) expense, net, and (income) loss from investment accounted for using the equity method, net of tax;
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by adjusted total revenues.
We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures. During the third quarter of 2021, the Company modified its definitions of Adjusted EBITDA and Adjusted Net Income to adjust for expense (income) relating to deferred compensation plan liabilities and amounts for all periods herein reflect application of the modified definition.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: current and potential future impacts of the COVID‑19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; and our ability to integrate acquired businesses successfully.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Forms 10‑Q, which are on file with the United States Securities and Exchange Commission. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, Seequent’s leading geosciences software portfolio, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,000 colleagues and generates annual revenues of more than $800 million in 172 countries.
www.bentley.com

© 2021 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, iTwin, MicroStation, ProjectWise, and Seequent are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$155,755	$122,006
Accounts receivable	194,682	195,782
Allowance for doubtful accounts	(6,355)	(5,759)
Prepaid income taxes	20,958	3,535
Prepaid and other current assets	35,062	24,694
Total current assets	400,102	340,258
Property and equipment, net	31,103	28,414
Operating lease right-of-use assets	48,642	46,128
Intangible assets, net	251,467	45,627
Goodwill	1,592,399	581,174
Investments	5,429	5,691
Deferred income taxes	77,418	39,224
Other assets	47,523	39,519
Total assets	$2,454,083	$1,126,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,502	$16,492
Accruals and other current liabilities	317,271	226,793
Deferred revenues	189,683	202,294
Operating lease liabilities	18,003	16,610
Income taxes payable	11,974	3,366
Total current liabilities	549,433	465,555
Long-term debt	1,302,845	246,000
Deferred compensation plan liabilities	89,174	2,422
Long-term operating lease liabilities	32,583	31,767
Deferred revenues	6,614	7,020
Deferred income taxes	69,471	10,849
Income taxes payable	7,613	7,883
Other liabilities	17,352	12,940
Total liabilities	2,075,085	784,436
Stockholders’ equity:
Common stock	2,820	2,722
Additional paid-in capital	921,410	741,113
Accumulated other comprehensive loss	(81,880)	(26,233)
Accumulated deficit	(463,352)	(376,003)
Total stockholders’ equity	378,998	341,599
Total liabilities and stockholders’ equity	$2,454,083	$1,126,035

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Subscriptions	$212,227	$173,174	$585,804	$501,011
Perpetual licenses	11,866	12,827	33,373	36,020
Subscriptions and licenses	224,093	186,001	619,177	537,031
Services	24,387	16,996	74,239	44,946
Total revenues	248,480	202,997	693,416	581,977
Cost of revenues:
Cost of subscriptions and licenses	31,056	23,338	89,882	66,466
Cost of services	23,176	19,290	67,090	50,126
Total cost of revenues	54,232	42,628	156,972	116,592
Gross profit	194,248	160,369	536,444	465,385
Operating expense (income):
Research and development	57,334	50,217	157,913	139,570
Selling and marketing	44,392	41,824	114,846	107,551
General and administrative	35,329	32,956	110,233	85,390
Deferred compensation plan	88,965	50	89,327	(115)
Amortization of purchased intangibles	8,676	3,869	16,703	10,984
Expenses associated with initial public offering	—	26,130	—	26,130
Total operating expenses	234,696	155,046	489,022	369,510
(Loss) income from operations	(40,448)	5,323	47,422	95,875
Interest expense, net	(3,836)	(1,934)	(8,608)	(4,450)
Other (expense) income, net	(957)	13,741	9,748	6,756
(Loss) income before income taxes	(45,241)	17,130	48,562	98,181
(Provision) benefit for income taxes	(4,223)	(10,705)	6,165	(22,145)
Loss from investment accounted for using the equity method, net of tax	(664)	(581)	(2,939)	(1,447)
Net (loss) income	(50,128)	5,844	51,788	74,589
Less: Net (loss) income attributable to participating securities	(3)	(4)	(6)	(4)
Net (loss) income attributable to Class A and Class B common stockholders	$(50,131)	$5,840	$51,782	$74,585
Per share information:
Net (loss) income per share, basic	$(0.16)	$0.02	$0.17	$0.26
Net (loss) income per share, diluted	$(0.16)	$0.02	$0.16	$0.25
Weighted average shares, basic	308,195,379	289,318,391	305,119,985	287,063,892
Weighted average shares, diluted	308,195,379	299,634,961	314,658,136	297,251,349

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$51,788	$74,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,946	25,836
Bad debt allowance (recovery)	466	(541)
Deferred income taxes	(17,788)	7,853
Stock-based compensation expense	32,853	23,617
Amortization and write-off of deferred debt issuance costs	4,160	430
Change in fair value of derivative	(9,198)	3,365
Change in fair value of contingent consideration	—	(1,340)
Foreign currency remeasurement loss (gain)	103	(9,067)
Loss from investment accounted for using the equity method, net of tax	2,939	1,447
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	26,305	46,661
Prepaid and other assets	11,310	8,907
Accounts payable, accruals, and other liabilities	31,766	31,486
Deferred compensation plan liabilities	86,608	2,487
Deferred revenues	(36,598)	(35,134)
Income taxes payable, net of prepaid income taxes	(13,243)	(4,571)
Net cash provided by operating activities	207,417	176,025
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(11,152)	(13,533)
Acquisitions, net of cash acquired of $37,837 and $2,064, respectively	(1,033,695)	(68,920)
Other investing activities	(3,000)	(6,355)
Net cash used in investing activities	(1,047,847)	(88,808)
Cash flows from financing activities:
Proceeds from credit facilities	682,083	432,375
Payments of credit facilities	(860,228)	(201,125)
Proceeds from convertible senior notes, net of discounts and commissions	1,233,377	—
Payments of debt issuance costs	(5,643)	(432)
Purchase of capped call options	(51,555)	—
Proceeds from term loan	—	125,000
Payments of financing leases	(147)	(141)
Payments of acquisition debt and other consideration	(741)	(2,034)
Payments of dividends	(25,076)	(412,852)
Payments for shares acquired including shares withheld for taxes	(111,306)	(72,476)
Proceeds from Common Stock Purchase Agreement	—	58,349
Proceeds from stock purchases under employee stock purchase plan	3,846	—
Proceeds from exercise of stock options	5,039	3,206
Net cash provided by (used in) financing activities	869,649	(70,130)
Effect of exchange rate changes on cash and cash equivalents	4,530	(590)
Increase in cash and cash equivalents	33,749	16,497
Cash and cash equivalents, beginning of year	122,006	121,101
Cash and cash equivalents, end of period	$155,755	$137,598

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three and Nine Months Ended September 30, 2021 and 2020
(in thousands)
(unaudited)

Reconciliation of net (loss) income to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net (loss) income	$(50,128)	$5,844	$51,788	$74,589
Interest expense, net	3,836	1,934	8,608	4,450
Provision (benefit) for income taxes	4,223	10,705	(6,165)	22,145
Depreciation and amortization	16,666	9,172	35,946	25,836
Stock-based compensation	11,588	19,548	32,186	22,760
Deferred compensation plan	88,965	50	89,327	(115)
Acquisition expenses	7,697	3,489	31,897	8,498
Realignment expenses	—	9,943	—	10,012
Expenses associated with IPO	—	26,130	—	26,130
Other expense (income), net	957	(13,741)	(9,748)	(6,756)
Loss from investment accounted for using the equity method, net of tax	664	581	2,939	1,447
Adjusted EBITDA	$84,468	$73,655	$236,778	$188,996

Reconciliation of net (loss) income to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net (loss) income	$(50,128)	$5,844	$51,788	$74,589
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	11,539	5,236	22,003	14,694
Stock-based compensation	11,588	19,548	32,186	22,760
Deferred compensation plan	88,965	50	89,327	(115)
Acquisition expenses	7,697	3,489	31,897	8,498
Realignment expenses	—	9,943	—	10,012
Expenses associated with IPO	—	26,130	—	26,130
Other expense (income), net	957	(13,741)	(9,748)	(6,756)
Total non-GAAP adjustments, prior to income taxes	120,746	50,655	165,665	75,223
Income tax effect of non-GAAP adjustments	(14,993)	(5,656)	(25,421)	(10,757)
Loss from investment accounted for using the equity method, net of tax	664	581	2,939	1,447
Adjusted Net Income	$56,289	$51,424	$194,971	$140,502

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Total revenues	$248,480	$202,997	$693,416	$581,977
Fair value adjustment of acquired deferred revenues	2,914	288	3,924	483
Adjusted total revenues	$251,394	$203,285	$697,340	$582,460

Subscriptions revenues	$212,227	$173,174	$585,804	$501,011
Fair value adjustment of acquired deferred revenues	2,914	288	3,924	483
Adjusted subscriptions revenues	$215,141	$173,462	$589,728	$501,494

Cost of subscriptions and licenses	$31,056	$23,338	$89,882	$66,466
Amortization of purchased intangibles and developed technologies	(2,863)	(1,367)	(5,300)	(3,710)
Stock-based compensation	(320)	(861)	(809)	(908)
Acquisition expenses	(7)	—	(7)	—
Realignment expenses	—	(50)	—	(50)
Adjusted cost of subscriptions and licenses	$27,866	$21,060	$83,766	$61,798

Cost of services	$23,176	$19,290	$67,090	$50,126
Stock-based compensation	(227)	(2,526)	(615)	(2,701)
Acquisition expenses	(1,835)	(614)	(4,380)	(1,050)
Realignment expenses	—	(1,548)	—	(1,548)
Adjusted cost of services	$21,114	$14,602	$62,095	$44,827

Research and development	$57,334	$50,217	$157,913	$139,570
Stock-based compensation	(5,178)	(6,661)	(13,893)	(7,817)
Acquisition expenses	(1,537)	(1,969)	(4,882)	(5,112)
Realignment expenses	—	(841)	—	(910)
Adjusted research and development	$50,619	$40,746	$139,138	$125,731

Selling and marketing	$44,392	$41,824	$114,846	$107,551
Stock-based compensation	(1,481)	(4,803)	(3,484)	(5,607)
Acquisition expenses	(421)	(86)	(603)	(243)
Realignment expenses	—	(5,183)	—	(5,183)
Adjusted selling and marketing	$42,490	$31,752	$110,759	$96,518

General and administrative	$35,329	$32,956	$110,233	$85,390
Stock-based compensation	(4,382)	(4,697)	(13,385)	(5,727)
Acquisition expenses	(983)	(532)	(18,101)	(1,610)
Realignment expenses	—	(2,321)	—	(2,321)
Adjusted general and administrative	$29,964	$25,406	$78,747	$75,732

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
(Loss) income from operations	$(40,448)	$5,323	$47,422	$95,875
Amortization of purchased intangibles and developed technologies	11,539	5,236	22,003	14,694
Stock-based compensation	11,588	19,548	32,186	22,760
Deferred compensation plan	88,965	50	89,327	(115)
Acquisition expenses	7,697	3,489	31,897	8,498
Realignment expenses	—	9,943	—	10,012
Expenses associated with IPO	—	26,130	—	26,130
Adjusted income from operations	$79,341	$69,719	$222,835	$177,854